Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Oil States International, Inc. (the "Company") do hereby constitute and appoint each of Cindy Taylor, Lloyd A. Hajdik and Lias J. Steen, signing singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors, and to execute any and all instruments for us and in our names in such capacities indicated below which such person may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended and any rules, regulations and requirements for the Securities and Exchange Commission, in connection with the Company's annual report on Form 10-K for the year ended December 31, 2014, including specifically, but not limited to, power and authority to sign for us, or any of us, in our capacities indicated below and any and all amendments thereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates set forth beside their respective names below.

SIGNATURE	TITLE	DATE
/s/ Stephen A. Wells	Chairman of the Board	February 23, 2015
Stephen A. Wells
/s/ Lawrence R. Dickerson	Director	February 23, 2015
Lawrence R. Dickerson
/s/ S. James Nelson	Director	February 23, 2015
S. James Nelson
/s/ Mark G. Papa	Director	February 23, 2015
Mark G. Papa
/s/ Gary L. Rosenthal	Director	February 23, 2015
Gary L. Rosenthal
/s/ Christopher T. Seaver	Director	February 23, 2015
Christopher T. Seaver
/s/ William T. Van Kleef	Director	February 23, 2015
William T. Van Kleef